UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Purchase Agreement and Registration Rights Agreement with Aspire Capital

On September 8, 2016, Cerecor Inc. (the “Company”) entered into a $15 million common stock purchase agreement (the  “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”), a Chicago-based institutional investor, pursuant to which Aspire Capital is committed to purchase up to an aggregate of $15 million of shares of the Company’s common stock (“Common Stock”) over the 30-month term of the Purchase Agreement on the terms set forth therein (the “Aspire Agreement”). Upon execution of the Purchase Agreement, the Company issued and sold to Aspire Capital under the Purchase Agreement 250,000 shares of Common Stock at a price per share of $4.00, for an aggregate purchase price of $1 million (the “Initial Shares”). Concurrently with the execution of the Purchase Agreement, and as consideration for Aspire Capital entering into the Purchase Agreement, the Company issued to Aspire Capital 175,000 shares of Common Stock as a commitment fee (the “Commitment Shares”).

In connection with the Aspire Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) on September 8, 2016, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (each, a “Registration Statement”) as necessary to register for sale under the Securities Act of 1933, as amended (the “Securities Act”), the Initial Shares, the Commitment Shares and the additional shares of Common Stock that may be issued to Aspire Capital under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, after the Registration Statement is declared effective by the SEC, on any business day selected by the Company, the Company has the right, but not the obligation, to direct Aspire Capital, by delivering to Aspire Capital a notice (each, a “Purchase Notice”), to purchase on such date (each, a “Purchase Date”) the number of shares of Common Stock set forth in the Purchase Notice, in an amount of up to 50,000 shares of Common Stock (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), at a price per share (the “Purchase Price”) equal to the lesser of (i) the lowest sale price of the Common Stock on the Purchase Date, or (ii) the arithmetic average of the three lowest closing sale prices for the Common Stock during the ten consecutive business days ending on the business day immediately preceding the Purchase Date. However, the aggregate purchase price payable by Aspire Capital on any one Purchase Date may not exceed $500,000.

In addition, on any business day on which (i) the Company delivers a Purchase Notice directing Aspire Capital to purchase at least 50,000 shares of Common Stock (subject to any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction), and (ii) the closing sale price of the Common Stock is higher than $0.50, the Company has the right, but not the obligation, to direct Aspire Capital, by delivering to Aspire Capital a volume-weighted average purchase notice (each, a “VWAP Purchase Notice”), to purchase on the next business day (each, a “VWAP Purchase Date”) the number of shares of Common Stock that is equal to the percentage set forth in the VWAP Purchase Notice (which may not exceed 30%) of the trading volume of the Common Stock on the NASDAQ Capital Market on such VWAP Purchase Date, subject to a maximum number of shares of Common Stock as determined by the Company in its sole discretion. The price per share (the “VWAP Purchase Price”) for any shares of Common Stock purchased under a VWAP Purchase Notice will be equal to the lesser of (i) the closing sale price of the Common Stock on the VWAP Purchase Date, or (ii) 97% of the volume-weighted average price of Common Stock on the NASDAQ Capital Market on the VWAP Purchase Date, subject to certain exceptions.

The Purchase Price and VWAP Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the period(s) used to compute the Purchase Price or the VWAP Purchase Price, as applicable. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and Aspire Capital will not effect any sales under the Purchase Agreement on any Purchase Date on which the closing sale price of the Common Stock is less than $0.50 (subject to any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction). There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of shares of Common Stock to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, for any reason or no reason, without any liability to the Company. Generally, Aspire Capital may terminate the Purchase Agreement at any time that an event of default exists. Pursuant to the Purchase Agreement, Aspire Capital agreed that neither it nor any of its agents, representatives or affiliates will engage in any direct or indirect short-selling or hedging of the Common Stock during the term of the Purchase Agreement. Proceeds that we receive under the Purchase Agreement will be used for the advancement of research and development activities, working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copy of each of the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.01.Unregistered Sales of Equity Securities.

The information set forth under the caption “Purchase Agreement and Registration Rights Agreement with Aspire Capital” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The Initial Shares and the Commitment Shares (collectively, the “Securities”) were offered and sold on September 8, 2016 in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Aspire Capital represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company. The Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2016, Behshad Sheldon informed the Company that she will resign from the board of directors of the Company, effective September 30, 2016.

Item 8.01.Other Events.

Entry into a Common Stock Purchase Agreement with Aspire Capital

The Company issued the press release attached hereto as Exhibit 99.1 regarding the Aspire Agreement.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions (including their use in the negative), or by discussions of future matters such as the development of product candidates or products, technology enhancements, possible changes in legislation, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of September 8, 2016, by and between Aspire Capital Fund, LLC and Cerecor Inc.

10.1	Common Stock Purchase Agreement, dated as of September 8, 2016, by and between Aspire Capital Fund, LLC and Cerecor Inc.

99.1	Press Release, dated September 12, 2016, entitled “Cerecor Enters Into a $15 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Mariam Morris
Mariam Morris
Chief Financial Officer

Date:   September 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of September 8, 2016, by and between Aspire Capital Fund, LLC and Cerecor Inc.

10.1	Common Stock Purchase Agreement, dated as of September 8, 2016, by and between Aspire Capital Fund, LLC and Cerecor Inc.

99.1	Press Release, dated September 12, 2016, entitled “Cerecor Enters Into a $15 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC.”